SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                   -------------------------------------------


                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                February 6, 1995

                    ________________________________________


                           THERMO PROCESS SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-9549                           04-2925807
   (State or other             (Commission                    (I.R.S. Employer
   jurisdiction of             File Number)             Identification Number)
   incorporation or
   organization)


   12068 Market Street                                                   48150
   Livonia, Michigan                                                (Zip Code)
   (Address of principal executive offices)


                                                                (617) 622-1000
                                                (Registrant's telephone number
                                                          including area code)
PAGE

                                                                    FORM 8-K/A


   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

        On February 6, 1995, Thermo Process Systems Inc. (the "Company") acquired all of the issued and outstanding capital stock of Engineering, Technology and Knowledge Corporation ("ETKC") from Nord Est S.A., a French industrial company ("Nord Est"). ETKC's sole subsidiary, Elson T. Killam Associates, Inc. ("Killam Associates"), is a leading provider of comprehensive environmental consulting and professional engineering services in New Jersey, Pennsylvania, Ohio and New York.

        The purchase price for ETKC's stock was $12.6 million in cash and a zero coupon promissory note with a face value of $28 million and a present value of $22.3 million, payable in February and May, 1998. The purchase price is subject to a post-closing adjustment. In addition, the Company has guaranteed the payment by ETKC and/or Killam Associates of approximately $1.7 million in indebtedness. The Company has also agreed to pay, after the third anniversary date of the closing, an amount equal to 30% of the amount by which ETKC's cumulative net income for the three-year period ending on such anniversary exceeds $13 million.

        In a related transaction, certain members of Killam Associates' senior management (the "Killam Management") exchanged outstanding options to purchase shares of Killam Associates' capital stock for options to purchase an aggregate of 847,678 shares of the Company's common stock, valued at $6.9 million. Additional options to purchase shares of Killam Associates' capital stock were canceled in exchange for cash payments to the Killam Management in the aggregate amount of $1.9 million.

        The Company borrowed the cash portion of the purchase price, including cash used to collateralize the promissory note delivered to Nord Est, from Thermo Electron Corporation pursuant to a $38 million promissory note that bears interest at the Commercial Paper Composite Rate plus 25 basis points and is due June 1, 1997. Thermo Electron Corporation owns approximately 80% of the outstanding capital stock of the Company.

            (a) Financial Statements of Business Acquired

                Attached hereto.












                                        2PAGE

                Engineering, Technology and Knowledge Corporation
                -------------------------------------------------


                        Consolidated Financial Statements
                        ---------------------------------

          For the Three Years Ending December 31, 1994, 1993, and 1992
          ------------------------------------------------------------


                                  Together With
                                  -------------

                    Report of Independent Public Accountants
                    ----------------------------------------


























                                        3PAGE

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------




   To Engineering, Technology and Knowledge:


   We have audited the accompanying consolidated balance sheets of Engineering, Technology and Knowledge Corporation (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engineering, Technology and Knowledge Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                                           ARTHUR ANDERSEN LLP


   Roseland, New Jersey
   February 24, 1995











                                        4PAGE

   ENGINEERING, TECHNOLOGY AND KNOWLEDGE CORPORATION
   Consolidated Balance Sheets - December 31, 1994 and 1993


                                                       1994              1993
                                                -----------       -----------
                 ASSETS

   Current Assets:
     Cash and cash equivalents                  $ 1,422,000       $ 1,318,000
     Accounts receivable, net of the
       allowance for doubtful accounts
       of $728,000 and $476,000,
       respectively                              11,415,000        11,475,000
     Prepaid expenses and other
       current assets                             1,844,000         1,782,000
                                                -----------       -----------
           Total current assets                  14,681,000        14,575,000

   Properties and Equipment, net of
     accumulated depreciation of
     $5,212,000 and $4,597,000,
     respectively                                 9,114,000         8,849,000

   Goodwill, net of accumulated
     amortization of $1,003,000 and
     $830,000, respectively                       3,607,000         3,780,000

   Other Assets                                     427,000           988,000
                                                -----------       -----------
           Total assets                         $27,829,000       $28,192,000
                                                ===========       ===========

















   The accompanying notes to consolidated financial statements are an integral part of these balance sheets.




                                        5PAGE

   ENGINEERING, TECHNOLOGY AND KNOWLEDGE CORPORATION
   Consolidated Balance Sheets - December 31, 1994 and 1993 (continued)


                                                       1994              1993
                                                -----------       -----------

      LIABILITIES AND SHAREHOLDERS' EQUITY

   Current Liabilities:
     Accounts payable                           $ 1,039,000       $   826,000
     Current portion of long-term debt            1,334,000         1,710,000
     Accrued expenses and other current
       liabilities                                3,349,000         4,100,000
                                                -----------       -----------
           Total current liabilities              5,722,000         6,636,000

   Long-term Debt                                 2,430,000         3,270,000

   Other Liabilities                              3,695,000         3,271,000
                                                -----------       -----------
           Total liabilities                     11,847,000        13,177,000
                                                -----------       -----------

   Commitments and Contingencies

   Shareholder's Equity:
     Preferred stock, par value $0.01 per
       share; 500,000 shares authorized,
       none issued                                        0                 0
     Common stock:
       Class A (voting), par value $0.01 per
         share; 1,500,000 shares authorized;
         1,221,429 shares issued and
         outstanding                                 12,000            12,000
       Class B (nonvoting), par value $0.01 per
         share; 500,000 shares authorized, 64,286
         shares issued and outstanding                1,000             1,000
     Paid-in capital                             12,243,000        12,243,000
     Retained earnings                            3,726,000         2,759,000
                                                -----------       -----------
           Total shareholder's equity            15,982,000        15,015,000
                                                -----------       -----------
           Total liabilities and shareholder's
             equity                             $27,829,000       $28,192,000
                                                ===========       ===========


   The accompanying notes to consolidated financial statements are an integral part of these balance sheets.






                                        6PAGE

   ENGINEERING, TECHNOLOGY AND KNOWLEDGE CORPORATION
   Consolidated Statements of Income for the Years Ended December 31, 1994, 1993, and 1992


                                           1994           1993          1992
                                    -----------    -----------   -----------

   Gross Revenues                   $41,662,000    $40,195,000   $40,787,000

   Direct Cost of Outside
     Services                        (5,847,000)    (7,611,000)   (7,889,000)
                                    -----------    -----------   -----------
       Net revenues                  35,815,000     32,584,000    32,898,000

   Operating Expenses:
     Salaries and related costs      24,192,000     23,627,000    21,516,000
     General and administrative
       expenses                       6,695,000      4,714,000     7,842,000
     Depreciation and amortization      940,000        799,000       711,000
                                    -----------    -----------   -----------
       Income from operations         3,988,000      3,444,000     2,829,000

   Interest (Expense) Income, Net       (57,000)         5,000      (245,000)

   Other (Expense) Income              (186,000)      (184,000)       98,000
                                    -----------    -----------   -----------
       Income before provision
         for income taxes             3,745,000      3,265,000     2,682,000

   Provision for Income Taxes           978,000      1,555,000     1,566,000
                                    -----------    -----------   -----------
       Net income                   $ 2,767,000    $ 1,710,000   $ 1,116,000
                                    ===========    ===========   ===========


   The accompanying notes to consolidated financial statements are an integral part of this statement.












                                        7PAGE

  ENGINEERING, TECHNOLOGY AND KNOWLEDGE CORPORATION
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1993, and 1992

                                           1994           1993           1992
                                    -----------    -----------    -----------

  Cash Flows From Operating Activities:
    Net income                      $ 2,767,000    $ 1,710,000    $ 1,116,000
    Adjustments to reconcile net
      income to net cash provided
      by operating activities:
        Depreciation and
          amortization                  940,000        799,000        711,000
        Decrease (increase) in
          accounts receivable, net       60,000        944,000       (691,000)
        Decrease (increase) in
          prepaid expenses and
          other assets                  454,000        406,000     (1,298,000)
        Increase (decrease) in
          accounts payable              213,000     (1,999,000)     2,060,000
        (Decrease) increase in
          accrued expenses and
          other current liabilities    (751,000)     1,231,000       (581,000)
        Decrease in income taxes
          payable                             0              0     (1,465,000)
        Increase in other long-term
          liabilities                   424,000        187,000      1,489,000
                                    -----------    -----------    -----------
          Net cash provided by
            operating activities      4,107,000      3,278,000      1,341,000
                                    -----------    -----------    -----------
  Cash Flows From Investing Activities:
    Payments for acquisition of
      properties and equipment         (987,000)    (3,213,000)      (789,000)
                                    -----------    -----------    -----------
  Cash Flows From Financing Activities:
    Capital contribution                      0              0      1,256,000
    Dividends                        (1,800,000)    (1,300,000)      (229,000)
    Borrowings                          500,000      2,880,000      2,500,000
    Debt repayments                  (1,716,000)    (2,300,000)    (4,117,000)
                                    -----------    -----------    -----------
          Net cash used in
            financing activities     (3,016,000)      (720,000)      (590,000)
                                    -----------    -----------    -----------
          Net increase (decrease)
            in cash and cash
            equivalents                 104,000       (655,000)       (38,000)

  Cash and Cash Equivalents at
    Beginning of Year                 1,318,000      1,973,000      2,011,000
                                    -----------    -----------    -----------
  Cash and Cash Equivalents at
    End of Year                     $ 1,422,000    $ 1,318,000    $ 1,973,000
                                    ===========    ===========    ===========
  Supplemental Disclosure of Noncash Items:
    During 1992, the Company declared noncash dividends of $1,124,000.


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                                        8PAGE

   ENGINEERING, TECHNOLOGY AND KNOWLEDGE CORPORATION

   Consolidated Statements of Shareholder's Equity For the Years Ended December 31, 1994, 1993, and 1992


                                             Class A            Class B
                                           Common Stock       Common Stock
                                             (voting)          (nonvoting)
                                       -------------------   ---------------
                                         Shares    Amount    Shares  Amount
                                       ---------   -------   ------  ------

   Balance, December 31, 1991          1,221,429   $12,000   64,286   $1,000

     Capital contribution from
       parent                                  0         0        0        0
     Net income, 1992                          0         0        0        0
     Dividends                                 0         0        0        0
                                       ---------   -------   ------   ------

   Balance, December 31, 1992          1,221,429    12,000   64,286    1,000

     Net income, 1993                          0         0        0        0
     Dividends                                 0         0        0        0
                                       ---------   -------   ------   ------

   Balance, December 31, 1993          1,221,429    12,000   64,286    1,000

     Net income, 1994                          0         0        0        0
     Dividends                                 0         0        0        0
                                       ---------   -------   ------   ------
   Balance, December 31, 1994          1,221,429   $12,000   64,286   $1,000
                                       =========   =======   ======   ======


   The accompanying notes to consolidated financial statements are an integral part of these statements.





















                                        9PAGE

   ENGINEERING, TECHNOLOGY AND KNOWLEDGE CORPORATION

   Consolidated Statements of Shareholder's Equity For the Years Ended December 31, 1994, 1993, and 1992 (continued)

                                                      Paid-in       Retained
                                                      Capital       Earnings
                                                  -----------    -----------

   Balance, December 31, 1991                     $10,987,000    $ 2,586,000

     Capital contribution from
       parent                                       1,256,000              0
     Net income, 1992                                       0      1,116,000
     Dividends                                              0     (1,353,000)
                                                  -----------    -----------

   Balance, December 31, 1992                      12,243,000      2,349,000

     Net income, 1993                                       0      1,710,000
     Dividends                                              0     (1,300,000)
                                                  -----------    -----------

   Balance, December 31, 1993                      12,243,000      2,759,000

     Net income, 1994                                       0      2,767,000
     Dividends                                              0     (1,800,000)
                                                  -----------    -----------
   Balance, December 31, 1994                     $12,243,000    $ 3,726,000
                                                  ===========    ===========


   The accompanying notes to consolidated financial statements are an integral part of these statements.





















                                       10PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994


   1.   Summary of Significant Accounting Policies

        Basis of Presentation

        The consolidated financial statements of Engineering, Technology and Knowledge Corporation (the Company) include the accounts of all of its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The Company provides engineering and environmental consulting services predominantly in the United States and is wholly-owned by a French company.

        Cash and Cash Equivalents

        Cash and cash equivalents consist of unrestricted deposits with banks and highly liquid investments with an original maturity of three months or less.

        Recognition of Revenue

        The Company recognizes revenue generally at the time services are performed. On fixed price contracts, revenue is recognized on the basis of the estimated percentage of completion of services rendered. On reimbursement type contracts, revenue is recognized as costs are incurred and include applicable fees earned related to such costs. Materials and subcontract costs reimbursed by clients are included in gross revenues. Anticipated losses are recognized when the losses are reasonably determinable by management.

        Income Taxes

        Income taxes are provided in accordance with Statement of Financial Accounting Standard No. 109 and reflect the tax effect of temporary differences between the financial statement income and taxable income reflected on the tax return.

        Goodwill

        The excess of the cost over the fair value of net assets of acquired businesses is amortized on a straight-line basis for periods ranging from 5 to 40 years.

        Properties and Equipment

        Properties and equipment are depreciated or amortized over the estimated useful lives on a straight-line basis ranging from 3 to 40 years or, in the case of leasehold improvements, over the lesser of the estimated useful lives or the term of the lease.







                                       11PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994 (continued)



   2.   Accounts Receivable
                                                    1994          1993
                                             -----------   -----------
           Accounts receivable:
             Billed                          $ 8,533,000   $ 7,478,000
             Unbilled                          3,610,000     4,473,000
                                             -----------   -----------

                                              12,143,000    11,951,000
           Less: Allowance for doubtful
                 accounts                       (728,000)     (476,000)
                                             -----------   -----------
                                             $11,415,000   $11,475,000
                                             ===========   ===========


   3.   Properties and Equipment

        Properties and equipment consist of the following:

                                                    1994          1993
                                             -----------   -----------
           Land                              $   674,000   $   670,000
           Building and improvements           6,395,000     6,333,000
           Office equipment and furniture      7,257,000     6,443,000
                                             -----------   -----------

                                              14,326,000    13,446,000
           Less: Accumulated depreciation
                 and amortization             (5,212,000)   (4,597,000)
                                             -----------   -----------
                                             $ 9,114,000   $ 8,849,000
                                             ===========   ===========


   4.   Short and Long-term Borrowings

        In February, 1987, the Company entered into a revolving credit agreement with Banque Nationale de Paris and Credit National which provides for borrowings up to $2,200,000. The Credit Agreement is required to be repaid on demand. The Company has agreed to pay a facility fee of .75% per annum on the unutilized portion. Interest on borrowings is payable at 1.375% plus the LIBOR rate (7.8125% at December 31, 1994). The Company had a $700,000 outstanding balance under the Credit Agreement at December 31, 1994.

        In September, 1992, the Company entered into a $2,500,000 loan with Nord-Est. The loan is payable in equal annual payments of $500,000 due on September 25 each year until final payment is made on September 25, 1997. Interest on the loan is payable at .5% plus the LIBOR rate. The Company had a $1,500,000 outstanding balance at December 31, 1994.




                                       12PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994 (continued)



   4.   Short and Long-term Borrowings (continued)

        In November, 1993, the Company entered into a $1,650,000 mortgage loan with Midlantic National Bank to acquire an office facility next to the Corporate offices. The mortgage loan is payable in monthly payments of $9,167 due through December 12, 2008. Interest on the mortgage loan is payable at 6.75% per annum. The Company had a $1,540,000 outstanding balance under the mortgage loan at December 31, 1994.

        The Company has one other debt agreement, aggregating $24,000 at December 31, 1994.

        Substantially all of the Company's assets are pledged as collateral in connection with the agreements described above.

        Cash paid during the years ended December 31, 1994, 1993 and 1992 were $255,000, $203,000 and $240,000, respectively. Interest rates on borrowings at December 31, 1994 ranged from approximately 5.25% to 6.75% with the weighted average rate approximating 6.34%.

        Long-term debt matures as follows:

                  1995                                  $1,334,000
                  1996                                     610,000
                  1997                                     610,000
                  1998                                     110,000
                  1999                                     110,000
                  Thereafter                               990,000
                                                        ----------
                                                        $3,764,000
                                                        ==========

   5.   Leases

        The Company leases certain office space and equipment under various operating leases. Future minimum lease payments under operating leases are as follows:

                  1995                                  $  460,000
                  1996                                     344,000
                  1997                                      63,000
                  1998                                       6,000
                                                        ----------
                    Total minimum lease payments        $  873,000
                                                        ==========

        Rental expense was approximately $810,000, $972,000 and $1,187,000 for the years ended December 31, 1994, 1993 and 1992, respectively.




                                       13PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994 (continued)



   6.   Income Taxes

        Income tax expense consists of the following:

                                   1994         1993         1992
                             ----------   ----------   ----------

             Current:
               Federal       $  452,000   $1,280,000   $1,223,000
               State            497,000      501,000      614,000
                             ----------   ----------   ----------
                                949,000    1,781,000    1,837,000
                             ----------   ----------   ----------

             Deferred:
               Federal           25,000     (192,000)    (191,000)
               State              4,000      (34,000)     (80,000)
                             ----------   ----------   ----------
                                 29,000     (226,000)    (271,000)
                             ----------   ----------   ----------
                  Total      $  978,000   $1,555,000   $1,566,000
                             ==========   ==========   ==========

        Cash paid during the years ended December 31, 1994, 1993 and 1992 for income taxes amounted to $1,733,000, $2,190,000 and $2,042,000, respectively.

        Income tax expense for the years ended December 31, 1994, 1993 and 1992 differs from amounts computed by applying the U. S. Federal income tax rate (34%) to earnings before taxes primarily as a result of state taxes, the amortization of goodwill, the nondeductibility of certain expenses paid by the Company and additionally in 1994, the reversal of certain tax liabilities deemed no longer needed by the Company's management as the Company has settled its IRS audit through 1992.

        Deferred taxes represent differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the reported amount of the asset or liability is recovered or settled, respectively. Such temporary differences include: depreciation for tax return purposes in excess of book, allowance for doubtful accounts and certain accruals.


   7.   Pension and Other Postretirement Benefits

        The Company's pension plan, which is a noncontributory defined benefit retirement plan for salaried employees, covers substantially all salaried employees. Benefits under the plan are based on years of service and employee's compensation during the last years of employment. In the Company's plan, funds are contributed to a trustee as necessary to provide for current service and for any unfunded projected benefit obligation over a reasonable period. Contributions amounted to $819,000, $834,000 and $1,027,000 during 1994, 1993 and 1992, respectively.




                                       14PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994 (continued)


   7.   Pension and Other Postretirement Benefits (continued)

        Pension expense in 1994, 1993 and 1992 was $672,000, $690,000 and
   $696,000, respectively. The Company uses the services of an actuary to calculate the amount of pension expense and contributions to the trustee of the plan. The net periodic pension cost for 1994, 1993 and 1992 included the following components:

                                             1994        1993        1992
                                        ---------   ---------   ---------

      Service cost - benefits earned
        during the year                 $ 536,000   $ 526,000   $ 515,000
      Interest cost on projected
        benefit obligation                706,000     665,000     578,000
      Actual return on plan assets         70,000    (586,000)   (345,000)
      Net amortization and deferral      (640,000)     85,000     (52,000)
                                        ---------   ---------   ---------
      Net periodic pension cost         $ 672,000   $ 690,000   $ 696,000
                                        =========   =========   =========

        The assumed rate of return for the Company's plan was 9% for 1994 and 1993 and 6.3% in 1992. The assumed discount rate used in calculating the projected benefit obligation was 8% and 8.5% at December 31, 1994, 1993 and 1992, respectively. In addition, the assumed annual increase in compensation over employees' estimated remaining working lives was 5% for 1994 and 6% for 1993 and 1992.

        Presented below are the plan's funded status and amounts recognized in the Company's consolidated balance sheet at December 31, 1994 and 1993 for its defined benefit pension plan:

                                                       1994          1993
                                                -----------   -----------

      Actuarial present value of
        benefit obligation:
          Vested                                $ 7,234,000   $ 5,880,000
          Nonvested                                 173,000       170,000
                                                -----------   -----------
      Accumulated benefit obligation            $ 7,407,000   $ 6,050,000
                                                ===========   ===========

      Projected benefit obligation              $ 9,984,000   $ 9,681,000
      Less: Fair value of assets                 (7,784,000)   (7,194,000)
                                                -----------   -----------
      Projected benefit obligation
        in excess of plan assets                  2,200,000     2,487,000
      Unrecognized transition obligation           (483,000)     (543,000)
      Unrecognized net loss                      (1,953,000)   (2,033,000)
                                                -----------   -----------
      Prepaid pension cost                      $   236,000   $    89,000
                                                ===========   ===========


                                       15PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994 (continued)



   7.   Pension and Other Postretirement Benefits (continued)

        In addition to providing pension benefits, the Company provides other postretirement benefits for employees. Substantially all of the Company's employees may become eligible for those benefits if they reach normal retirement age while working for the Company. The cost of retiree health care is expensed as paid. In 1994, 1993 and 1992, the Company's cost for providing other postretirement benefits aggregated $31,000, $30,000 and $27,000, respectively.

        In December 1990, the Financial Accounting Standards Board issued Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This standard required that the expected cost of these benefits must be charged to expense during the years that the employees render service. This was a significant change from the Company's current policy of recognizing these costs on the cash basis. The Company is not required to adopt this standard until 1995. If the Company were to adopt this accounting standard prospectively on January 1, 1995 and amortize the accumulated post retirement benefit obligation over twenty years the impact on the Company's results of operations is approximately $964,000.


   8.   Savings Plan

        The Company's Salaried Employees Savings and Investment Plan (the Savings Plan) is qualified under Sections 401(a)(17) and 401(k) of the Code. All employees of the Company, including executive officers, are eligible to participate in the Savings Plan upon completion of one year of employment. Under the salary deferral provisions, participating employees may elect to defer between 2% and 16% of their compensation but not to exceed a fixed dollar limit adjusted annually for inflation. Employees may also make nondeductible contributions between 1% and 16% of their compensation provided that total contributions may not exceed 16%. Elective contributions made by employees are fully vested at all times. The Company provides matching monthly contributions equal to 50% of the lesser of (a) the aggregate of the employee's contributions to the Plan or (b) 6% of compensation for such month. Matching contributions fully vest at the time a mandatory contribution is made. Benefits under the Savings Plan are payable in a single lump sum or in installments upon termination of employment, although in-service withdrawals are permitted under certain circumstances.


   9.   Stock Option Plan

        On December 15, 1987, an incentive stock option plan was adopted by Elson T. Killam Associates, Inc. (Killam), a wholly-owned subsidiary of the Company. Under the plan, a total of 2,662.5 shares of Killam, representing 20% equity interest in the subsidiary if fully granted and exercised, were reserved for grant at option prices not less than fair market value at the date of grant. Options become exercisable in 25% annual increments beginning one year from the date of grant. Options for 1,590 shares were outstanding at December 31, 1994, all of which were exercisable. No options were granted, terminated or exercised in 1994 and 1993. All options have an exercise price of $563.38 per share.

                                       16PAGE

   Engineering, Technology and Knowledge Corporation
   Notes to Consolidated Financial Statements - December 31, 1994 (concluded)


   9.   Stock Option Plan (continued)

        In the absence of a public market for Killam shares, the plan provides a formula for the determination of fair market value to establish exercise price and in stipulated circumstances including retirement, the redemption price at which the Company would repurchase the stock. Accordingly, the plan is accounted for as a variable plan with compensation accrued for the difference between the formula price and exercise price. During 1994, 1993 and 1992, compensation expense recorded associated with the options aggregated $438,000, $1,331,000 and $280,000, respectively.

        The plan further provides that an option holder may obtain a loan from Killam for an amount up to 90% of the option exercise price in exchange for an interest-bearing promissory note. No loans are currently outstanding. To the extent that Killam achieves certain financial goals in 1996 and beyond as defined in the agreement, shareholders with such loans outstanding may be entitled to special performance bonuses which may only be applied to reduce or eliminate amounts outstanding under the promissory notes, including interest. As of December 31, 1994, the required performance measures had been achieved but compliance cannot be determined until the stipulated future dates established in the agreement.


   10.  Legal Proceedings

        The Company and its consolidated subsidiaries are involved in legal proceedings which are incidental to its business. In the opinion of management, the final outcome of any pending legal proceedings will not have a material adverse effect on the consolidated operations or financial position of the Company.




















                                       17PAGE

                                                                    FORM 8-K/A




   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (b) Pro Forma Combined Condensed Financial Information

                The following unaudited pro forma combined condensed statement of income sets forth the results of operations for the nine months ended December 31, 1994 and the year ended April 2, 1994, as if the acquisition of Engineering, Technology and Knowledge Corporation (referred to as Killam Associates in the following pro forma combined condensed financial information) by the Company had occurred at the beginning of fiscal 1994. The unaudited pro forma combined condensed balance sheet sets forth the financial position as of December 31, 1994, as if the acquisition had occurred as of that date and assuming there is no post-closing purchase price adjustment. The pro forma combined condensed statement of income for the nine months ended December 31, 1994 includes the results of operations of the Company for the nine months ended December 31, 1994 and Killam Associates' for the nine months ended December 31, 1994, derived by subtracting Killam Associates' results of operations for the first quarter of 1994 from its results of operations for the twelve months ended December 31, 1994. The pro forma combined condensed statement of income for the twelve months ended April 2, 1994 includes the results of operations of the Company for the fiscal year ended April 2, 1994, and of Killam Associates for the year ended December 31, 1993. Killam Associates' results of operations for the first quarter of calendar 1994 are not included in either the pro forma combined condensed statement of income for the nine months ended December 31, 1994 or for the twelve months ended April 2, 1994. Killam Associates' revenues and net income for the first quarter of calendar 1994 were $9,505,000 and $508,000, respectively. The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Killam Associates been consummated at the beginning of fiscal 1994. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.






                                       18PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)

                                       Nine Months Ended December 31, 1994
                                --------------------------------------------
                                      Historical              Pro Forma
                                ---------------------   ---------------------
                                  Thermo    Killam
                                 Process  Associates   Adjustments   Combined
                                --------  ----------   -----------   --------
                                 (In thousands except per share amounts)

   Revenues                     $ 94,550    $ 32,157     $      -   $126,707
                                --------    --------     --------   --------
   Costs and Operating Expenses:
     Cost of revenues             70,666      23,920            -     94,586
     Selling, general and
       administrative expenses    16,769       5,358          196     22,323
     New business development
       expenses                      643           -            -        643
                                --------    --------     --------   --------
                                  88,078      29,278          196    117,552
                                --------    --------     --------   --------
   Operating Income                6,472       2,879         (196)     9,155

   Gain on Issuance of Stock by
     Subsidiary                    1,058           -            -      1,058
   Interest Income                 2,203         153        1,238      3,594
   Interest Expense               (1,039)       (176)      (1,238)    (2,453)
   Interest Expense, Related
     Party                          (480)          -       (1,861)    (2,341)
   Other Income (Expense)            749         (86)           -        663
                                --------    --------     --------   --------
   Income Before Income Taxes
     and Minority Interest         8,963       2,770       (2,057)     9,676

   Income Tax Provision           (1,978)       (511)         613     (1,876)
   Minority Interest Expense      (3,934)          -            -     (3,934)
                                --------    --------     --------   --------
   Net Income                   $  3,051    $  2,259     $ (1,444)  $  3,866
                                ========    ========     ========   ========
   Earnings per Share           $   0.18                            $   0.23
                                ========                            ========
   Weighted Average Shares        17,099                              17,099
                                ========                            ========

   See notes to pro forma combined condensed financial statements.

                                       19PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)

                                                  Year Ended
                                 April 2,  Dec. 31,                  April 2,
                                   1994      1994                      1994
                                 --------   --------                 --------
                                     Historical              Pro Forma
                                 -------------------  -----------------------
                                 Thermo     Killam
                                 Process  Associates  Adjustments    Combined
                                 -------  ----------  -----------    --------
                                  (In thousands except per share amounts)

   Revenues                     $110,131    $ 40,195    $      -    $150,326
                                --------    --------    --------    --------
   Costs and Operating Expenses:
     Cost of revenues             84,142      31,238           -     115,380
     Selling, general and
       administrative expenses    21,195       5,513        (631)     26,077
     New business development
       expenses                      447           -           -         447
     Costs associated with
       divisional restructuring    2,661           -           -       2,661
                                --------    --------    --------    --------
                                 108,445      36,751        (631)    144,565
                                --------    --------    --------    --------
   Operating Income                1,686       3,444         631       5,761
   Gain on Issuance of Stock by
     Subsidiary                    4,488           -           -       4,488
   Interest Income                 1,955         144       1,650       3,749
   Interest Expense               (1,387)       (139)     (1,650)     (3,176)
   Interest Expense, Related
     Party                             -           -      (2,481)     (2,481)
   Other Income (Expense)            645        (184)          -         461
                                --------    --------    --------    --------
   Income Before Income Taxes,
     Minority Interest and
     Cumulative Effect of
     Change in Accounting
     Principle                     7,387       3,265      (1,850)      8,802
   Income Tax (Provision)
     Benefit                          40      (1,555)        460      (1,055)
   Minority Interest Expense      (4,018)          -           -      (4,018)
                                --------    --------    --------    --------
   Income Before Cumulative
     Effect of Change in
     Accounting Principle       $  3,409    $  1,710    $ (1,390)   $  3,729
                                ========    ========    ========    ========
   Earnings per Share Before
     Cumulative Effect of
     Change in Accounting
     Principle                  $   0.20                            $   0.22
                                ========                            ========

   Weighted Average Shares        16,863                              16,863
                                ========                            ========

   See notes to pro forma combined condensed financial statements.
                                       20PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                December 31, 1994
                                   (Unaudited)

                                      Historical              Pro Forma
                                 --------------------  ----------------------
                                 Thermo     Killam
                                 Process  Associates  Adjustments    Combined
                                 -------  ----------  -----------    --------
                                               (In thousands)

   ASSETS
   Current Assets:
     Cash and cash equivalents  $ 43,564    $  1,422    $    662    $ 45,648
     Short-term available-
       for-sale investments,
       at quoted market value      5,992           -           -       5,992
     Accounts receivable, net     21,273       7,805           -      29,078
     Unbilled contract costs
       and fees                    9,811       3,610           -      13,421
     Inventories                   2,388           -           -       2,388
     Prepaid expenses              3,405       1,844           -       5,249
     Prepaid and refundable
       income taxes                2,283           -           -       2,283
                                --------    --------    --------    --------
                                  88,716      14,681         662     104,059
                                --------    --------    --------    --------
   Property, Plant and
     Equipment, at Cost           74,424      14,326      (6,217)     82,533
     Less: Accumulated
           depreciation and
           amortization           32,806       5,212      (5,212)     32,806
                                --------    --------    --------    --------
                                  41,618       9,114      (1,005)     49,727
                                --------    --------    --------    --------
   Long-term Available-for-sale
     Investments, at Quoted
     Market Value                 10,390            -          -      10,390
                                --------    ---------   --------    --------
   Long-term Held-to-maturity
     Investments, at Amortized
     Cost                              -            -     22,300      22,300
                                --------    ---------   --------    --------
   Other Assets                   11,545          427          -      11,972
                                --------    ---------   --------    --------
   Cost in Excess of Net Assets
     of Acquired Companies        37,689        3,607     27,992      69,288
                                --------    ---------   --------    --------
                                $189,958    $  27,829   $ 49,949    $267,736
                                ========    =========   ========    ========

   See notes to pro forma combined condensed financial statements.

                                       21PAGE

                                                                    FORM 8-K/A


                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                December 31, 1994
                                   (Unaudited)

                                      Historical              Pro Forma
                                 --------------------  ----------------------
                                 Thermo     Killam
                                 Process  Associates  Adjustments    Combined
                                 -------  ----------  -----------    --------
                                               (In thousands)

   LIABILITIES AND SHAREHOLDERS'
     INVESTMENT
   Current Liabilities:
     Accounts payable           $  7,912    $  1,039    $      -    $  8,951
     Other accrued liabilities    20,728       4,683       1,100      26,511
     Due to parent company         3,440           -           -       3,440
                                --------    --------    --------    --------
                                  32,080       5,722       1,100      38,902
                                --------    --------    --------    --------
   Deferred Income Taxes
     and Other Liabilities         1,882       3,695      (2,392)      3,185
                                --------    --------    --------    --------
   Long-term Obligations:
     Due to parent company        15,000           -      38,000      53,000
     Other                        19,085       2,430      22,300      43,815
                                --------    --------    --------    --------
                                  34,085       2,430      60,300      96,815
                                --------    --------    --------    --------
   Minority Interest              55,643           -           -      55,643
                                --------    --------    --------    --------
   Shareholders' Investment:
     Common stock                  1,741          13         (13)      1,741
     Capital in excess of
       par value                  46,923      12,243      (5,320)     53,846
     Retained earnings            20,663           -           -      20,663
     Treasury stock               (3,030)      3,726      (3,726)     (3,030)
     Cumulative translation
       adjustment                     55           -           -          55
     Net unrealized loss on
       available-for-sale
       investments                   (84)          -           -         (84)
                                --------    --------    --------    --------
                                  66,268      15,982      (9,059)     73,191
                                --------    --------    --------    --------
                                $189,958    $ 27,829    $ 49,949    $267,736
                                ========    ========    ========    ========

   See notes to pro forma combined condensed financial statements.




                                       22PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

   Note A - Basis of Presentation

                The allocation of the purchase price is based on an estimate of the fair value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

   Note B - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of
                Income
                                            Nine Months Ended    Year Ended
                                            December 31, 1994   April 2, 1994
                                            -----------------   -------------

                                              (In thousands, except in text)
                                                        Debit (Credit)
       Selling, General and Administrative
         Expenses
       Amortization over 40 years of
         "Cost in excess of net assets of
         acquired companies" of $27,992,000
         created by the acquisition of
         Killam Associates                            $   525        $   700
       Reversal of compensation expense
         associated with options to purchase
         shares of Killam Associates' capital
         stock that were cancelled at the
         time of acquisition                             (329)        (1,331)
                                                      -------        -------
                                                          196           (631)
                                                      -------        -------

       Interest Income
       Increase in interest income due to
       purchase of investment to collateralize
       promissory note, calculated using
       an effective interest rate of 7.2%              (1,238)        (1,650)
                                                      -------        -------
       Interest Expense
       Increase in interest expense due to
       zero coupon promissory note issued
       at a discount, imputed at an effective
       interest rate of 7.2%                            1,238          1,650
                                                      -------        -------





                                       23PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note B - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of
                Income (continued)

                                            Nine Months Ended    Year Ended
                                            December 31, 1994   April 2, 1994
                                            -----------------   -------------

                                              (In thousands, except in text)
                                                        Debit (Credit)

       Interest Expense, Related Party
       Increase in interest expense due to
       the issuance of a $38,000,000 promissory
       note, due to parent company, calculated
       using an interest rate of 6.53%, the
       rate in existence at the time the
       note was issued                                $ 1,861        $ 2,481
                                                      -------        -------

       Income Tax Provision
       Reduction in income taxes associated
       with adjustments above, excluding the
       adjustment for amortization of "Cost
       in excess of net assets of acquired
       companies," calculated at the
       Company's statutory income tax rate
       of 40%                                            (613)          (460)
                                                      -------        -------




















                                       24PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note C - Pro Forma Adjustments to Pro Forma Combined Condensed Balance
                Sheet

                                                            December 31, 1994
                                                           -------------------

                                                               (In thousands,
                                                               except in text)
                                                               Debit (Credit)

        Cash and Cash Equivalents
        Cash payment to acquire Killam Associates                $(12,566)
        Cash payment to the Killam Management to cancel
          options to purchase shares of Killam Associates'
          capital stock                                            (1,922)
        Cash payment to partially repay Killam Associates'
          debt and related interest at the time of
          acquisition                                                (200)
        Cash payment to pay acquisition closing costs                (350)
        Proceeds of promissory note, due to parent company         38,000
        Purchase of investment to collateralize promissory
          note delivered to Nord Est                              (22,300)
                                                                 --------
                                                                      662
                                                                 --------
        Property, Plant and Equipment, at Cost
        Record Killam Associates' property and equipment
          at fair market value                                     (1,005)
                                                                 --------
        Long-term Held-to-maturity Investments
        Purchase of investment to collateralize promissory
          note delivered to Nord Est.                              22,300
                                                                 --------
        Cost in Excess of Net Assets of Acquired Companies
        Excess of cost over the fair value of net assets
          acquired                                                 27,992
                                                                 --------
        Other Accrued Liabilities
        Partial repayment of Killam Associates' short-term
          debt at time of acquisition                                 200
        Estimated acquisition and other reserves                   (1,300)
                                                                 --------
                                                                   (1,100)
                                                                 --------





                                       25PAGE

                                                                    FORM 8-K/A

                           THERMO PROCESS SYSTEMS INC.
                                       and
                        ELSON T. KILLAM ASSOCIATES, INC.
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)


   Note C - Pro Forma Adjustments to Pro Forma Combined Condensed Balance
                Sheet (continued)

                                                             December 31, 1994
                                                            ------------------

                                                               (In thousands,
                                                               except in text)
                                                               Debit (Credit)

        Other Liabilities
        Reversal of liability relating to outstanding options
          to purchase shares of Killam Associates' capital
          stock that were exchanged for options to purchase
          847,678 shares the Company's common stock              $  3,442
        Curtailment of pension and other postretirement
          benefits and recognition of obligation thereunder        (1,050)
                                                                 --------
                                                                    2,392
                                                                 --------

        Long-term Obligations
        Promissory note, due to parent company                    (38,000)
        Present value of zero coupon promissory note, due to
          Nord Est.                                               (22,300)
                                                                 --------
                                                                  (60,300)
                                                                 --------
        Shareholders' Investment
        Elimination of Killam Associates' equity accounts          15,982
        Issuance of options to purchase 847,678 shares
          of the Company's common stock. The value of the
          stock options was calculated based on the
          difference between the exercise price of the
          options and the market value of the underlying
          shares on the date the options were granted.             (6,923)
                                                                 --------
                                                                    9,059
                                                                 --------















                                       26
PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (c) Exhibits

                23 Consent of Arthur Andersen LLP.














































                                       27PAGE

                                                                    FORM 8-K/A





                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 21st day of April 1995.



                                            THERMO PROCESS SYSTEMS INC.



                                            Paul F. Kelleher
                                            ---------------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer